EXHIBIT 7.1

POWER OF ATTORNEY

The undersigned, each a director or officer of Morgan Stanley Smith Barney LLC, a Delaware limited liability company, hereby constitute and appoint Dean Pinto and Michael B. Weiner, each as attorney-in-fact, with full power of substitution, to sign on his behalf and in his name and to file with the Securities and Exchange Commission, or the securities regulatory authority of any state, Registration Statements on Form S-6 under the Securities Act of 1933 (as amended) or on Forms N-8A or N-8B-2 under the Investment Company Act of 1940 (as amended) including any amendments thereto, exhibits, any and all other appropriate documents required to be filed and any and all applications for exemptive relief with respect to the registration and issuance of unit investment trusts set forth in Exhibit A, or any series of any unit investment trust sponsored by Morgan Stanley Smith Barney LLC (or any affiliate or successor thereof whether or not in existence at the date thereof), granting unto each said attorney-in-fact full power and authority to do and perform each and every lawful act and deed necessary to effectuate and subsequently maintain the effectiveness of such Registration Statements for such unit investment trusts, that he may lawfully do or cause to be done.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument. Dated this 14th day of February, 2024.

/s/ Jed Finn	/s/ Michael Hennessy
Jed Finn	Michael Hennessy
Chairman, President and Chief Executive Officer	Director

/s/ Chad Turner	/s/ James Janover
Chad Turner Director	James Janover Director

/s/ Jacques Adrien
Jacques Adrien Chief Financial Officer (fulfills the role of principal accounting officer)

EXHIBIT A

Morgan Stanley Portfolios, Series 15 – 100

Morgan Stanley Global Investment Solutions

Morgan Stanley Global Investment Solutions - Contrarian Candidates Portfolio, Series 1

Morgan Stanley Global Investment Solutions - International Uncommon Values, 2015 Series

Morgan Stanley Global Investment Solutions - M.A.D.E Portfolio, 2016

Morgan Stanley Global Investment Solutions - Opportunistic Dividend Strategy, Series 1

Morgan Stanley Global Investment Solutions - Optimized Equity Dividend Strategy, Series 1

Morgan Stanley Global Investment Solutions - Optimized Equity Dividend Strategy, Series 2

Morgan Stanley Global Investment Solutions - Thematic Strategies: Global Recovery

Morgan Stanley Global Investment Solutions - Uncommon Values Trust, 2015 Series & Uncommon Values Growth & Income Series, 2015

Morgan Stanley Global Investment Solutions - Uncommon Values Trust, 2016 Series & Uncommon Values Growth & Income Series, 2016

Morgan Stanley Global Investment Solutions Contrarian Candidates Portfolio, Series 2

Morgan Stanley Global Investment Solutions Contrarian Candidates Portfolio, Series 3

Morgan Stanley Global Investment Solutions Global Best Business Models, Series 1

Morgan Stanley Global Investment Solutions Momentum Strategy 2017

Morgan Stanley Investment Solutions Uncommon Values Trust, 2017 & Uncommon Values Growth & Income Series, 2017